EXHIBIT (21)

SUBSIDIARIES OF THE COMPANY

(As of December 19, 2003)

	STATE OR OTHER
	JURISDICTION OF
	INCORPORATION OR	%
NAME OF COMPANY	ORGANIZATION	OWNERSHIP

GFD Services, Inc.	Delaware	100%
GFD Fabrics, Inc.(1)	North Carolina	100%
Advisory Research Services, Inc.	North Carolina	100%
Twin Rivers Textile Printing & Finishing(2)	North Carolina	100%
	(general partnership)
Guilford Mills (Michigan), Inc.	Michigan	100%
Guilford Airmont, Inc.	North Carolina	100%
GMI Computer Sales, Inc.	North Carolina	100%
Hofmann Laces, Ltd.	New York	100%
Raschel Fashion Interknitting, Ltd.	New York	100%
Curtains and Fabrics, Inc.	New York	100%
Gold Mills, Inc.	Delaware	100%
Gold Mills Farms, Inc.(3)	New York	100%
Guilford Mills Limited	United Kingdom	100%
Guilford Mills Europe Limited(4)	United Kingdom	100%
Guilford Europe Limited(5)	United Kingdom	100%
Rouquinet Deroy Limited(6)	United Kingdom	100%
Guilford Deutschland GmbH(7)	Germany	100%
Guilford Europe Pension Trustees Limited(8)	United Kingdom	100%
Guilford Wovens Limited(7)	United Kingdom	100%
Guilford Automocion Iberica S.L.(7)	Spain	100%
Guilford Mills Automotive (Portugal) Limited(9)	United Kingdom	100%
Guilford Mills Automotive (Czech Republic) Limited(9)	United Kingdom	100%
Guilford Mills do Brasil Ltda.(10)	Brazil	100%
Industrias Globales de Mexico, S.A. de C.V.(11)	Mexico	100%
Nustart, S.A. de C.V.(12)	Mexico	100%
Guilford de Mexico, S.A. de C.V.(13)	Mexico	100%
Guilford Servicios, S.A. de C.V.(13)	Mexico	100%
Guilford Mills Automotive (France) Limited(14)	United Kingdom	100%
Guilford Czech Republic S.R.O.(15)	Czech Republic	100%

The capital stock of certain of the above subsidiaries is pledged pursuant to the terms of certain loan documents with respect to the Company’s senior secured debt.

(1)	This company is a wholly owned subsidiary of GFD Services, Inc.

(2)	Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.

(3)	Owned by Gold Mills, Inc.

(4)	Owned by Guilford Mills Limited.

(5)	2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.

(6)	1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.

(7)	Owned by Guilford Europe Limited.

(8)	1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.

(9)	Owned by Guilford Mills Europe Limited.

(10)	990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.

(11)	49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc. owned by American Textil, S.A. de C.V.

(12)	28,360 shares owned by Guilford Mills, Inc. and 200 shares owned by Guilford Airmont, Inc.

(13)	49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc.

(14)	100% owned by Guilford Mills Europe Limited.

(15)	Owned by Guilford Mills Automotive (Czech Republic) Limited.